                                                                    Exhibit 12.1


                          TEXTRON FINANCIAL CORPORATION
                     STATEMENT SETTING FORTH COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                      Nine months ended
                                                                      September 30, 2001
                                                                      ------------------

Income before income taxes and distributions on preferred securities       $132,916
                                                                           --------

Fixed Charges:

Interest on debt                                                            214,006

Estimated interest portion of rents                                           1,740
                                                                           --------
Total fixed charges                                                         215,746
                                                                           --------
Adjusted Income                                                             348,662

Ratio of earnings to fixed charges                                            1.62x
                                                                           ========

The ratio of earnings to fixed charges has been computed by dividing income before income taxes and distributions on preferred securities and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.